CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the use in this Amendment No. 2 to the Registration Statement on Form F-1 of our report dated July 30, 2008, except for Notes A, D and E as to which the date is September 25, 2008, with respect to the financial statements of Korea Milestone Acquisition Corporation, and to the reference to our Firm under the caption “Experts” in the Prospectus.

/s/ Rothstein, Kass & Company, P.C.
Roseland, New Jersey
September 25, 2008